As filed with the Securities and Exchange Commission on December 22, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

LIBERTY BROADBAND CORPORATION

(Exact Name of Registrant as Specified in its Charter)

12300 Liberty Boulevard
Delaware	Englewood, Colorado 80112	47-121194
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

GCI Liberty, Inc. Transitional Stock Adjustment Plan

GCI 401(k) Plan

GCI Liberty, Inc. 2018 Omnibus Incentive Plan

Liberty Broadband Corporation 2019 Omnibus Incentive Plan, as amended

(Full title of plans)

Renee L. Wilm, Esq. Liberty Broadband Corporation 12300 Liberty Boulevard Englewood, Colorado 80112 (720) 875-5700 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)	Copy to: Samantha H. Crispin, Esq. Beverly B. Reyes, Esq. Baker Botts L.L.P. 30 Rockefeller Plaza New York, New York 10112 (212) 408-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Series B Common Stock, $0.01 Par Value			$1,181,138,291.00	$128,865.00
GCI Liberty, Inc. Transitional Stock Adjustment Plan	709,689 (3)	$160.40 (4)
GCI Liberty, Inc. 2018 Omnibus Incentive Plan	12,445 (3)	$160.40 (4)
Series C Common Stock, $0.01 Par Value	722,134 (5)	$160.26 (6)
GCI 401(k) Plan	1,200,000 (3)	$160.26 (6)
GCI Liberty, Inc. Transitional Stock Adjustment Plan	228,189 (3)	$160.26 (6)
GCI Liberty, Inc. 2018 Omnibus Incentive Plan	818,693 (3)	$160.26 (6)
Liberty Broadband Corporation 2019 Omnibus Incentive Plan, as amended	3,678,357 (3)	$160.26 (6)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers, in addition to the number of shares stated above, an indeterminate amount of shares which may be issued pursuant to the GCI Liberty, Inc. Transitional Stock Adjustment Plan, GCI 401(k) Plan, GCI Liberty, Inc. 2018 Omnibus Incentive Plan and Liberty Broadband Corporation 2019 Omnibus Incentive Plan, as amended, after the operation of any anti-dilution and other provisions under such plans. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate number of plan interests to be offered or sold pursuant to the GCI 401(k) Plan.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. A fee in the amount of $1,145,915 was previously paid in connection with the filing of the Registrant’s Registration Statement on Form S-4 on September 17, 2020 (File No. 333-248854) of which $76,134, with respect to unsold securities with a maximum aggregate offering price of $586,554,316, was unused and carried forward (the “Unused Fee”). The Registrant applied $383 of the Unused Fee to set off the fee due in connection with the filing of the Registrant’s Registration Statement on Form S-3 on December 22, 2020 (File No. 333-251569). As a result, $75,751 remains unutilized and, therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. The Registrant has applied the $75,751 in remaining available funds to the registration fee otherwise due for this Registration Statement and transmitted an additional $53,112.00 in connection with this filing. See the “Explanatory Note” herein.

(3)	Represents shares that may be issued under the GCI 401(k) Plan, shares issuable under outstanding equity awards granted under the GCI Liberty, Inc. Transitional Stock Adjustment Plan and GCI Liberty, Inc. 2018 Omnibus Incentive Plan that were assumed by the Registrant in connection with the Registrant’s acquisition of GCI Liberty, Inc. (the “Combination”) contemplated by the Agreement and Plan of Merger, dated as of August 6, 2020, by and among the Registrant, GCI Liberty, Inc., Grizzly Merger Sub 1, LLC and Grizzly Merger Sub 2, Inc. (the “Merger Agreement”), as well as additional shares that the Registrant may issue under the Liberty Broadband Corporation 2019 Omnibus Incentive Plan, as amended, to certain eligible employees from time to time that remained available for issuance under the GCI Liberty 2018 Omnibus Incentive Plan at the effective time of the Combination.

(4)	Based upon the average of the bid and ask prices reported for the Registrant’s Series B common stock, par value $0.01 per share, on the OTC Markets on December 18, 2020.

(5)	Represents 722,134 shares that may be resold by the selling stockholder named in the prospectus included in and filed with this Form S-8.

(6)	Based upon the average of the high and low prices reported for the Registrant’s Series C common stock, par value $0.01 per share (“Series C Common Stock”), on the Nasdaq Global Select Market on December 16, 2020. The proposed maximum offering price per share of Series C Common Stock to be sold by the selling stockholder will be determined from time to time by the selling stockholder in connection with, and at the time of, the sale by such selling stockholder of the shares of Series C Common Stock registered on this Form S-8.

EXPLANATORY NOTE

Pursuant to the Agreement and Plan of Merger, dated as of August 6, 2020, by and among Liberty Broadband Corporation (the “Registrant”), GCI Liberty, Inc., Grizzly Merger Sub 1, LLC and Grizzly Merger Sub 2, Inc. (the “Merger Agreement”), at 6:01 p.m., Eastern Time, on December 18, 2020 (the “Effective Time”), each outstanding award issued pursuant to the GCI Liberty, Inc. Transitional Stock Adjustment Plan and the GCI Liberty, Inc. 2018 Omnibus Incentive Plan (together, the “GCI Liberty Plans”) was converted into an award with respect to shares of the Registrant’s Series B common stock, par value $0.01 per share (the “Series B common stock”), or the Registrant’s Series C common stock, par value $0.01 per share (the “Series C common stock” and such converted awards, the “Converted Awards”), in accordance with the terms of the Merger Agreement. In connection therewith, the Registrant assumed the GCI Liberty Plans. This Registration Statement is being filed for the purpose of registering (i) up to 722,134 shares of Series B common stock and up to 1,046,882 shares of Series C common stock issuable upon the exercise or settlement of the Converted Awards and (ii) an additional number of shares of Series C common stock that may be issued under the Liberty Broadband Corporation 2019 Omnibus Incentive Plan, as amended, and the GCI 401(k) Plan from time to time. In addition, this Registration Statement registers the resale of up to 722,134 shares of Series C common stock issuable to the selling stockholder named herein in connection with stock options awarded under the GCI Liberty, Inc. Transitional Stock Adjustment Plan that were assumed by and converted into stock options of the Registrant on December 18, 2020 in connection with the Registrant’s acquisition of GCI Liberty, Inc.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The prospectus permits reoffers and resales on a continuous or delayed basis by the selling stockholder named in the prospectus of the shares referred to above that constitute “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information specified in Part I of this Form will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428 under the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428 under the Securities Act. Upon request, the Registrant will furnish to the Commission or its staff a copy or copies of all the documents included in such file.

PROSPECTUS

722,134 SHARES

Liberty Broadband Corporation

Series C Common Stock

This prospectus relates to 722,134 shares (the “Shares”) of Series C Common Stock, par value $0.01 per share (the “Series C Common Stock”), of Liberty Broadband Corporation (“Liberty Broadband” or the “Company”), which may be offered from time to time by Gregory B. Maffei (“Mr. Maffei” or the “Selling Stockholder”) for Mr. Maffei’s own account. We will not receive any proceeds from any sale of Shares offered pursuant to this prospectus.

The Selling Stockholder may offer and sell the Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Shares may be sold at the market price of the Series C Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholder may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. For a description of the various methods by which the Selling Stockholder may offer and sell the Shares described in this prospectus, see the section entitled “Plan of Distribution.”

Our Series C Common Stock is listed on the Nasdaq Global Select Market under the symbol “LBRDK.” On December 18, 2020, the closing price of our Series C Common Stock was $157.88.

Investing in our Series C Common Stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 22, 2020.

You should rely only on the information we have provided or incorporated by reference in this prospectus and any prospectus supplement or related free writing prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus that we authorize. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give or make to you.  You should assume that the information appearing in this prospectus is accurate only as of the date on its cover page and that any information previously filed with the Securities and Exchange Commission (the “SEC”) that is incorporated by reference is accurate only as of the date such document is incorporated by reference.  Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholder is not making an offer to sell these securities in any circumstances in which the offer or solicitation is unlawful.

You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any supplements to this prospectus and other documents that are and will be incorporated into this prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding new service and product offerings; future expenses; the performance of our equity affiliate, Charter Communications, Inc. (“Charter”), and its expectations related to COVID-19 (as defined below); recoverability of goodwill of GCI Liberty, Inc. (now known as Grizzly Merger Sub 1, LLC as successor by merger, “GCI Liberty”) and other long-lived assets; the Rural Healthcare Program; the impact of the Alaskan recession; regulatory developments; our projected sources and uses of cash; indebtedness; and the anticipated non-material impact of certain contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties and there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

•	The impact of the novel coronavirus (“COVID-19”) pandemic and local, state and federal governmental responses to the pandemic on the economy, including the Alaskan economy, unemployment levels, our customers, our vendors, and our businesses generally;

•	Charter’s ability to sustain and grow revenue and cash flow from operations by offering Internet, video, voice, mobile, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in its service areas and to maintain and grow its customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures;

•	the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, digital subscriber line providers, fiber to the home providers, and providers of video content over broadband Internet connections;

•	Charter’s ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	Charter’s ability to develop and deploy new products and technologies, including mobile products and any other consumer services and service platforms;

•	any events that disrupt the networks, information systems or properties of Charter or our wholly owned subsidiaries, Skyhook Holding, Inc. (“Skyhook”) and GCI Holdings, LLC (“GCI”), and impair their operating activities or negatively impact their respective reputation;

•	the effects of governmental regulation on the business of Charter and Skyhook, including costs, disruptions and possible limitations on Charter’s operating flexibility related to, and its ability to comply with, regulatory conditions applicable to Charter as a result of previous mergers;

•	general business conditions, economic uncertainty or downturn, including the impacts of the COVID-19 pandemic to unemployment levels and the level of activity in the housing sector;

•	failure to protect the security of personal information about the customers of our operating subsidiary and equity affiliate, subjecting us to costly government enforcement actions or private litigation and reputational damage;

•	changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission, and adverse outcomes from regulatory proceedings;

•	the ability to retain and hire key personnel;

•	the ability of suppliers and vendors to deliver products, equipment, software and services;

•	the outcome of any pending or threatened litigation;

•	changes in the nature of key strategic relationships with partners, vendors and joint ventures;

•	the availability and access, in general, of funds to meet debt obligations prior to or when they become due and to fund operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets;

•	the ability of Charter and our company to comply with all covenants in their and our respective debt instruments, any violation of which, if not cured in a timely manner, could trigger a default of other obligations under cross-default provisions;

•	customer demand for our products and services and our ability to adapt to changes in demand;

•	competitor responses to our businesses’ products and services

•	uncertainties inherent in the development and integration of new business lines and business strategies;

•	future financial performance, including availability, terms and deployment of capital;

•	consumer spending levels, including the availability and amount of individual consumer debt;

•	rapid technological changes;

•	failure to protect the security of personal information about our and our businesses’ customers; and

•	our ability to successfully monetize certain of our assets.

For additional risk factors, please see the factors described in “Risk Factors” as well as those described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2020 and September 30, 2020, and those described in certain filings of GCI Liberty, including in Part I, Item 1A of GCI Liberty’s Annual Report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A in GCI Liberty’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, which are incorporated by reference. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by applicable federal securities laws.

THE COMPANY

Liberty Broadband is a Delaware corporation. During May 2014, the board of directors of Liberty Media Corporation and its subsidiaries authorized management to pursue a plan to spin-off to its stockholders common stock of a wholly owned subsidiary, Liberty Broadband. The spin-off was completed on November 4, 2014. Through a number of transactions before and after its spin-off, including the Combination (as defined below), Liberty Broadband’s ownership in Charter is 29.8% of the outstanding equity of Charter based on outstanding shares of common stock of Charter as of September 30, 2020. Liberty Broadband completed the Combination with GCI Liberty at 6:01 p.m., Eastern Time, on December 18, 2020 (the “Effective Time”), whereby it acquired all of the outstanding shares of GCI Liberty in a stock-for-stock merger. Liberty Broadband’s wholly owned subsidiary, GCI, offers wireless and wireline telecommunication services, data services, video services, and managed services to customers primarily throughout Alaska.

The principal offices of Liberty Broadband are located at 12300 Liberty Boulevard, Englewood, Colorado 80112, and its telephone number is (720) 875-5700.

Liberty Broadband also maintains an Internet site at www.libertybroadband.com. Liberty Broadband’s website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

RISK FACTORS

An investment in the Series C Common Stock involves risk. Before investing in Series C Common Stock, you should carefully consider the risk factors described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and September 30, 2020, and those described in Part I, Item 1A of GCI Liberty’s Annual Report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A in GCI Liberty’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, which are incorporated by reference into this prospectus, and subsequent periodic filings we may make containing updated disclosures of such factors, together with all the other information included in this prospectus and in the documents we have incorporated by reference. The occurrence of any of the events described as possible risks in the documents incorporated by reference could have a material adverse effect on the value of our common stock, including the Series C Common Stock. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business. See “Where to Find More Information.”

USE OF PROCEEDS

The proceeds from the sale of the Shares offered pursuant to this prospectus are solely for the account of the Selling Stockholder. We will not receive any of the proceeds from any sale of Shares by the Selling Stockholder. See “Selling Stockholder” and “Plan of Distribution.”

SELLING STOCKHOLDER

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholder” includes Mr. Maffei and donees, pledgees, permitted transferees or other successors-in-interest selling shares received after the date of this prospectus in connection with a gift, pledge or other non-sale related transfer.

This prospectus relates to the reoffer and resale of shares that may be issued to the Selling Stockholder immediately following the exercise of certain stock options awarded under the GCI Liberty Transitional Stock Adjustment Plan and the GCI Liberty 2018 Omnibus Incentive Plan and that were assumed by and converted into stock options of the Registrant on December 18, 2020 in connection with the Registrant’s acquisition of GCI Liberty, Inc. (the “Combination”).

We are registering the Shares to permit the Selling Stockholder to resell these Shares when deemed appropriate. The Selling Stockholder may resell all, a portion, or none of the Shares, at any time and from time to time. The Selling Stockholder may also sell, transfer or otherwise dispose of some or all of the Shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. We do not know when or in what amounts the Selling Stockholder may offer the Shares for sale under this prospectus. The Selling Stockholder beneficially owns less than 5% of our outstanding Series C Common Stock.

The following table sets forth with respect to the Selling Stockholder; (i) the number and percentage of shares of our Series C Common Stock that the Selling Stockholder beneficially owned as of November 30, 2020 prior to the offering of the Shares (after taking into account shares of Series C Common Stock received at the Effective Time in exchange for his shares of GCI Liberty Series A common stock, par value $0.01 per share); (ii) the number of shares of our Series C Common Stock that may be offered for resale for the account of the Selling Stockholder under this prospectus; and (iii) the number and percentage of shares of our Series C Common Stock to be beneficially owned by the Selling Stockholder after the offering of the Shares (assuming all of the offered Shares are sold by the Selling Stockholder).

	Number of Shares Beneficially Owned Prior to Offering		Number of Shares Being Registered for	Number of Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percent	Resale	Number (1)	Percent
Gregory B. Maffei	4,459,856	2.6%	722,134	3,737,722	2.2%

(1)	Assumes that the Selling Stockholder disposes of all of the Shares covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the Selling Stockholder will sell all or any portion of the shares covered by this prospectus.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to allow the Selling Stockholder to offer for sale and sell all or a portion of the Shares. The Selling Stockholder may sell the Shares registered pursuant to this prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the Selling Stockholder can presently estimate the amount of this compensation.

The Shares offered under this prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the Series C Common Stock may be then-listed.

The aggregate proceeds to the Selling Stockholder from the sale of the shares will be the purchase price of the Shares less discounts and commissions, if any. The Selling Stockholder reserves the right to accept and, together with his agents from time to time, to reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the Shares by the Selling Stockholder.

The Selling Stockholder and any broker-dealers or agents that participate in the sale of the Shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. If a Selling Stockholder is an “underwriter” under the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act.

The Selling Stockholder may enter into hedging transactions with broker-dealers in connection with distributions of the Shares or otherwise. In such transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder also may sell shares short and redeliver the shares to close out such short positions. The Selling Stockholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of Shares. The broker-dealer may then resell or otherwise transfer such Shares pursuant to this prospectus.

The Selling Stockholder also may lend or pledge shares of our Series C Common Stock to a broker-dealer. The broker-dealer may sell the shares so lent, or upon a default the broker-dealer may sell the pledged shares.

We will bear all costs, expenses and fees in connection with the registration of the Shares offered hereby. However, the Selling Stockholder will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the Shares offered pursuant to this prospectus.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this prospectus.

There can be no assurance that the Selling Stockholder will sell any or all of the Shares.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities that may be sold pursuant to this prospectus have been passed upon for us by Baker Botts L.L.P., New York, New York.

EXPERTS

The consolidated financial statements of Liberty Broadband and subsidiaries, appearing in Liberty Broadband's Annual Report on Form 10-K and incorporated by reference in GCI Liberty's Annual Report on Form 10-K, as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements, refers to a change in the method of accounting for leases at the Company's equity method investee, Charter.

The consolidated financial statements of Charter and subsidiaries, incorporated by reference in Liberty Broadband's Annual Report on Form 10-K, as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements refers to a change in the method of accounting for leases.

The consolidated financial statements of GCI Liberty and subsidiaries, appearing in GCI Liberty's Annual Report on Form 10-K, as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements, refers to a change in the method of accounting for leases. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2019, expresses KPMG LLP's opinion that GCI Liberty, Inc. and subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2019 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness has been identified at GCI Holdings, a wholly-owned subsidiary, and included in management's assessment related to:

•	Insufficient staffing and training of certain control operators;

•	Inadequate assessment of financial reporting risks, which in turn contributed to reliance on business process controls that were not designed and operating effectively to adequately mitigate existing risks;

•	Breakdowns in communication of expectations and prioritization of control execution to certain control operators;

•	Lack of accountability for effective control operation; and

•	Insufficient monitoring activities to ensure that the components of internal control are present and functioning.

As a consequence, the information technology general controls around access to financially relevant systems were not consistently operating effectively to ensure that access to data and applications was adequately restricted to appropriate personnel. Additionally, certain business process controls were not appropriately designed to be responsive to existing risks, nor were they consistently operating effectively.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-8 that we have filed with the SEC under the Securities Act. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities.

We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. In addition, our SEC filings and other information about us may also be obtained from our website at www.libertybroadband.com, although information on our website is not incorporated by reference into and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus and is deemed to be part of this prospectus, except for any information superseded by this prospectus or any other document incorporated by reference into this prospectus. The following documents, previously filed with the SEC by the Registrant pursuant to the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) are incorporated by reference herein:

Liberty Broadband SEC Filings:

•	Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 3, 2020;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 1, 2020, the quarter ended June 30, 2020 filed with the SEC on July 31, 2020, and the quarter ended September 30, 2020, filed with the SEC on November 4, 2020;

•	Current Reports on Form 8-K filed with the SEC on March 3, 2020, May 22, 2020, August 6, 2020, August 7, 2020, August 18, 2020, September 29, 2020, November 24, 2020, December 14, 2020, December 16, 2020 and December 22, 2020 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•	The section of the joint proxy statement/prospectus forming a part of Amendment No. 2 to our Registration Statement on Form S-4, filed with the SEC on October 30, 2020 entitled “Description of Liberty Broadband Capital Stock”.

GCI Liberty SEC Filings:

•	Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020, the quarter ended June 30, 2020, filed with the SEC on August 10, 2020, and the quarter ended September 30, 2020, filed with the SEC on November 5, 2020; and

•	Current Reports on Form 8-K filed with the SEC on May 22, 2020, August 6, 2020, August 7, 2020, August 18, 2020, September 29, 2020, October 20, 2020, November 6, 2020, November 17, 2020, November 19, 2020, November 24, 2020, December 2, 2020, December 14, 2020, December 16, 2020 and December 22, 2020 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

All documents subsequently filed by the Registrant with the SEC pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the document enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in this Registration Statement, in an amendment hereto or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any subsequently Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Documents incorporated by reference into this prospectus are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference into this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Liberty Broadband Corporation
12300 Liberty Boulevard

Englewood, Colorado 80112
Attention: Investor Relations
(720) 875-5700
https://ir.libertybroadband.com/contact-us

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus, any accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you and take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) are incorporated herein by reference.

(i) Annual Report on Form 10-K for the year ended December 31, 2019, filed by the Registrant on February 3, 2020.

(ii) The GCI 401(k) Plan’s Annual Report on Form 11-K for the year ended December 31, 2019, filed by GCI Liberty, Inc. on June 24, 2020;

(iii) Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed by the Registrant on May 1, 2020, for the quarter ended June 30, 2020, filed by the Registrant on July 31, 2020, and for the quarter ended September 30, 2020, filed by the Registrant on November 4, 2020.

(iv) Current Reports on Form 8-K, filed by the Registrant on March 3, 2020, May 22, 2020, August 6, 2020, August 7, 2020, September 29, 2020, November 24, 2020, December 14, 2020, December 16, 2020 and December 22, 2020 (other than documents or portions of those documents deemed to be furnished but not filed).

(v) The description of the Registrant’s Series C common stock, par value $0.01 per share, contained in Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K filed under the Exchange Act on February 3, 2020, and any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference into this prospectus the following documents, previously filed with the Commission by GCI Liberty pursuant to the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K):

•	Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020, the quarter ended June 30, 2020, filed with the SEC on August 10, 2020, and the quarter ended September 30, 2020, filed with the SEC on November 5, 2020; and

•	Current Reports on Form 8-K filed with the SEC on May 22, 2020, August 6, 2020, August 7, 2020, August 18, 2020, September 29, 2020, October 20, 2020, November 6, 2020, November 17, 2020, November 19, 2020, November 24, 2020, December 2, 2020, December 14, 2020, December 16, 2020 and December 22, 2020 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the document enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in this Registration Statement, in an amendment hereto or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any subsequently Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

The following description of the Registrant’s Series B common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Registrant’s Restated Certificate of Incorporation (the “charter”), which is Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed February 3, 2020, and is incorporated by reference herein. We encourage you to read the charter and the applicable provisions of the Delaware General Corporation Law for additional information.

Authorized Capital Stock

The Registrant’s authorized capital stock consists of one billion sixty-eight million seven hundred fifty thousand (1,068,750,000) shares, of which one billion eighteen million seven hundred and fifty thousand (1,018,750,000) shares are designated common stock, par value $0.01 per share, and fifty million (50,000,000) shares are designated preferred stock, par value $0.01 per share. The common stock is divided into three series. The Registrant has five hundred million (500,000,000) shares of Series A common stock, par value $0.01 per share (“Series A common stock”), eighteen million seven hundred and fifty thousand (18,750,000) shares of Series B common stock, and five hundred million (500,000,000) shares of Series C common stock authorized. With respect to the preferred stock, seven million three hundred thousand (7,300,000) shares are designated as Preferred Stock, and forty-two million seven hundred thousand (42,700,000) shares are undesignated as to series.

Liberty Broadband's Common Stock

The holders of Series A common stock, Series B common stock and Series C common stock have equal rights, powers and privileges, except as otherwise described below.

Voting Rights

The holders of Series A common stock are entitled to one vote for each share held, and the holders of Series B common stock are entitled to ten votes for each share held, on all matters voted on by the Registrant’s stockholders, including elections of directors. The holders of Series C common stock are not entitled to any voting powers, except as required by Delaware law. When the vote or consent of holders of Series C common stock is required by Delaware law, the holders of Series C common stock will be entitled to 1/100th of a vote for each share held.

Except as otherwise required by Delaware law, the charter or the terms of any series of preferred stock, the holders of shares of Series A common stock, Series B common stock, and each series of preferred stock that is designated as a voting security (which includes the Preferred Stock) will vote as one class with respect to the election of directors and with respect to all other matters to be voted on by the stockholders, and no separate class or series vote or consent of the holders of shares of any class or series of capital stock will be required for the approval of any such matter.

The charter does not provide for cumulative voting in the election of directors.

Dividends; Liquidation

Subject to any preferential rights of any outstanding series of the Registrant’s preferred stock created by the Registrant’s Board of Directors (the “Board”) from time to time, the holders of the Registrant’s common stock will be entitled to such dividends as may be declared from time to time by the Board from funds available therefor. Except as otherwise described under “—Distributions,” whenever a dividend is paid to the holders of one series of common stock, the Registrant will also pay to the holders of the other series of its common stock an equal per share dividend.

Conversion

Each share of Series B common stock is convertible, at the option of the holder, into one share of Series A common stock. The Series A common stock, Series C common stock and Preferred Stock are not convertible into shares of any other series of the Registrant’s capital stock.

In addition, at any time that the Registrant has outstanding less than 20% of the total number of shares of Series B common stock issued in the spin-off of the Registrant by Liberty Media Corporation to its stockholders in November 2014, each outstanding share of Series B common stock may be automatically converted into one share of Series A common stock at the option of the Board.

Distributions

Subject to the exception provided below, distributions made in shares of Series A common stock, Series B common stock, Series C common stock or any other security with respect to the Series A common stock, Series B common stock or Series C common stock may be declared and paid only as follows:

•	a share distribution (1) consisting of shares of Series C common stock (or securities convertible therefor) to holders of Series A common stock, Series B common stock and Series C common stock, on an equal per share basis; or (2) consisting of (x) shares of Series A common stock (or securities convertible therefore other than, for the avoidance of doubt, shares of Series B common stock) to holders of Series A common stock, on an equal per share basis, (y) shares of Series B common stock (or securities convertible therefor) to holders of Series B common stock, on an equal per share basis, and (z) shares of Series C common stock (or securities convertible therefor) to holders of Series C common stock, on an equal per share basis; or

•	a share distribution consisting of any class or series of securities of the Registrant or any other person, other than Series A common stock, Series B common stock or Series C common stock (or securities convertible therefor) on the basis of a distribution of (1) identical securities, on an equal per share basis, to holders of Series A common stock, Series B common stock and Series C common stock; or (2) separate classes or series of securities, on an equal per share basis, to holders of each such shares of the Registrant’s common stock; or (3) a separate class or series of securities to the holders of one or more series of the Registrant’s common stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of the Registrant’s common stock, provided that, in the case of (2) or (3) above, the securities so distributed do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, with the holders of shares of Series B common stock receiving securities of the class or series having the highest relative voting rights and the holders of shares of each other series of common stock receiving securities of the class or series having lesser relative voting rights, and provided further that, if different classes or series of securities are being distributed to holders of Series A common stock and Series C common stock, then such securities shall be distributed either as determined by the Board or such that the relative voting rights of the securities of the class or series of securities to be received by the holders of Series A common stock and Series C common stock corresponds, to the extent practicable, to the relative voting rights of each such series of the Registrant’s common stock.

Reclassification

The Registrant may not reclassify, subdivide or combine any series of its common stock without reclassifying, subdividing or combining the other series of its common stock, on an equal per share basis.

Liquidation and Dissolution

In the event of the liquidation, dissolution or winding up of Liberty Broadband, after payment or provision for payment of the debts and liabilities of the Registrant and subject to the prior payment in full of any preferential amounts to which the preferred stock holders of the Registrant may be entitled, the holders of Series A common stock, Series B common stock and Series C common stock will share equally, on a share for share basis, in the Registrant’s assets remaining for distribution to the holders of its common stock.

Blank Check Preferred Stock

The charter authorizes the Board to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including:

•	the designation of the series;

•	the number of authorized shares of the series, which number the Board may subsequently increase or decrease but not below the number of such shares of such series of preferred stock then outstanding;

•	the dividend rate or amounts, if any, payable on the shares and, in the case of cumulative dividends, the date or dates from which dividends on all shares of the series will be cumulative and the relative preferences or rights of priority or participation with respect to such dividends;

•	the rights of the series in the event of the Registrant’s voluntary or involuntary liquidation, dissolution or winding up and the relative preferences or rights of priority of payment;

•	the rights, if any, of holders of the series to convert into or exchange for other classes or series of stock or indebtedness and the terms and conditions of any such conversion or exchange, including provision for adjustments within the discretion of the Board;

•	the voting rights, if any, of the holders of the series;

•	the terms and conditions, if any, for the Registrant to purchase or redeem the shares of the series; and

•	any other relative rights, preferences and limitations of the series.

The Registrant believes that the ability of the Board to issue one or more series of its preferred stock will provide it with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by stockholders, unless such action is required by applicable law or the rules of any stock exchange or automatic quotation system on which the Registrant’s securities may be listed or traded.

Although the Registrant has no intention at the present time of doing so, following the combination it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue such shares based upon its judgment as to the best interests of the Registrant’s stockholders. The Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Other Provisions of Liberty Broadband's Certificate of Incorporation

Board of Directors

The Registrant’s charter provides that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of directors will not be less than three and the exact number will be fixed from time to time by a resolution of the Board. The members of the Board, other than those who may be elected by holders of any then-outstanding preferred stock, will be divided into three classes. Each class will consist, as nearly as possible, of a number of directors equal to one-third of the then authorized number of Liberty Broadband Board members. The terms of the Class I, II and III directors who are in office as of the date of this Registration Statement on Form S-8 will expire at the annual meeting of stockholders to be held in 2021, 2022 and 2023, respectively. At each annual meeting of stockholders, the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election. The directors of each class will hold office until the expiration of the term of such class and their respective successors are elected and qualified or until such director's earlier death, resignation or removal.

The Registrant’s charter provides that, subject to the rights of the holders of any series of preferred stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of outstanding capital stock entitled to vote on such matter voting together as a single class.

The Registrant’s charter provides that, subject to the rights of the holders of any series of preferred stock, vacancies on the Board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director's successor will have been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board will shorten the term of any incumbent director, except as may be provided in any certificate of designation with respect to a series of preferred stock with respect to any additional director elected by the holders of that series of preferred stock.

These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of the Board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Registrant.

Corporate Opportunity

The Registrant’s charter acknowledges that Registrant may have overlapping directors and officers with other entities that compete with its businesses and that Registrant may engage in material business transactions with such entities. The Registrant has renounced its rights to certain business opportunities and the Registrant’s charter provides that no director or officer of the Registrant will breach their fiduciary duty and therefore be liable to Registrant or its stockholders by reason of the fact that any such individual directs a corporate opportunity to another person or entity (including Qurate Retail, Inc., Liberty Media Corporation or Liberty TripAdvisor Holdings, Inc.) instead of the Registrant, or does not refer or communicate information regarding such corporate opportunity to the Registrant, unless (x) such opportunity was expressly offered to such person solely in his or her capacity as a director or officer of the Registrant or as a director or officer of any of the Registrant’s subsidiaries, and (y) such opportunity relates to a line of business in which the Registrant or any of its subsidiaries is then directly engaged.

Limitation on Liability and Indemnification

To the fullest extent permitted by Delaware law, the Registrant’s directors are not liable to the Registrant or any of its stockholders for monetary damages for breaches of fiduciary duties as a director. In addition, the Registrant indemnifies, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is a director or officer of the company or, at the Registrant’s request, a director, officer, employee or agent of another corporation or entity, against all liability, loss and expenses incurred by such person. The Registrant will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.

No Stockholder Action by Written Consent; Special Meetings

The Registrant’s charter provides that, except as provided in the terms of any series of preferred stock, any action required to be taken or which may be taken at any annual or special meeting of the stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of stockholders for any purpose or purposes may be called only by the Secretary (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the then outstanding shares of the Series A common stock, Series B common stock, Preferred Stock and, if applicable, any other preferred stock, entitled to vote thereon or (ii) at the request of at least 75% of the members of the Board then in office.

Amendments

The Registrant’s charter provides that, subject to the rights of the holders of any series of preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of the outstanding capital stock entitled to vote on such matter, voting together as a single class, is required to adopt, amend or repeal any provision of the Registrant’s charter or to add or insert any provision in the Registrant’s charter, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of stockholders or (2) which has been approved by at least 75% of the members of the Board then in office. The Registrant’s charter further provides that the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of the outstanding capital stock entitled to vote on such matter, voting together as a single class, is required to adopt, amend or repeal any provision of the bylaws, provided that the Board may adopt, amend or repeal the bylaws by the affirmative vote of not less than 75% of the members of the Board then in office.

With certain limited exceptions, the holders of Preferred Stock will be entitled to consent rights over certain amendments to the certificate of designations with respect to the Preferred Stock that would have an adverse effect on the powers, preferences or rights of the Preferred Stock.

Supermajority Voting Provisions

In addition to the supermajority voting provisions discussed under “—Amendments” above, The Registrant’s charter provides that, subject to the rights of the holders of any series of preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of the outstanding capital stock entitled to vote on such matter, voting together as a single class, is required for:

• the merger or consolidation of the Registrant with or into any other corporation, provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the consent of the Registrant’s stockholders, or (2) that at least 75% of the members of the Board then in office have approved;

• the sale, lease or exchange of all, or substantially all, of the Registrant’s assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of the Board then in office have approved; or

• the Registrant’s dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of the Board then in office have approved such dissolution.

Section 203 of the General Corporation Law of the State of Delaware

Section 203 of the DGCL restricts certain transactions between a Delaware corporation and an “interested stockholder.” An “interested stockholder” for this purpose generally is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the outstanding voting power of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder including certain related persons and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) prior to the time that a stockholder became an interested stockholder, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors, (2) the interested stockholder acquired at least 85% of the voting power of the corporation in the transaction in which the stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board and the affirmative vote of the holders of 66 2/3% of the outstanding voting power of the shares not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. The Registrant is subject to Section 203.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Article V, Section E of the Restated Certificate of Incorporation (the “Charter”) of the Registrant provides as follows:

1. Limitation On Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Registrant will not be liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director of the Registrant existing at the time of such repeal or modification.

2. Indemnification.

(a) Right to Indemnification. The Registrant will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person. Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of Article V, Section E of the Charter. The Registrant will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors of the Registrant.

(b) Prepayment of Expenses. The Registrant will pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

(c) Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Registrant, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including attorney’s fees) of prosecuting such claim to the fullest extent permitted by Delaware law. In any such action the Registrant will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(d) Non-Exclusivity of Rights. The rights conferred on any person by this paragraph will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter, the bylaws of the Registrant, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

(e) Other Indemnification. The Registrant’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

3. Amendment or Repeal. Any amendment, modification or repeal of the foregoing provisions of Article V, Section E of the Charter will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

The Registrant’s Amended and Restated Bylaws provide indemnification that is similar to the indemnification in the Charter.

The Registrant has also entered into indemnification agreements with its directors and officers. The indemnification agreements are intended to provide indemnification to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Specimen Certificate for shares of Series C common stock, par value $0.01 per share of the Registrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 25, 2014 (File No. 333-197619) (the “S-1”)).

4.2	Specimen Certificate for shares of Series B common stock, par value $0.01 per share of the Registrant (incorporated by reference to Exhibit 4.2 to the S-1).

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

5.2	IRS Determination Letter for the GCI 401(k) Plan (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on March 1, 2018 (File No. 333-223325) (the “GCI 401(k) Plan S-8”)).

23.1	Consent of KPMG LLP (with respect to Liberty Broadband Corporation).

23.2	Consent of KPMG LLP (with respect to Charter Communications, Inc.).

23.3	Consent of KPMG LLP (with respect to GCI Liberty, Inc.).

23.4	Consent of KPMG LLP (with respect to GCI 401(k) Plan 11-K).

23.5	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages attached hereto).

99.1	GCI Liberty, Inc. Transitional Stock Adjustment Plan (incorporated by reference to Exhibit 99.1 to GCI Liberty, Inc.’s Registration Statement on Form S-8 filed on March 15, 2018 (File No. 333-223667)).

99.2	Form of GCI 401(k) Plan (incorporated by reference to Exhibit 99.1 to the GCI 401(k) Plan S-8).

99.3	Adoption Agreement for GCI 401(k) Plan (incorporated by reference to Exhibit 99.2 to the GCI 401(k) Plan S-8).

99.4	Amendment to Adoption Agreement for GCI 401(k) Plan (incorporated by reference to Exhibit 99.3 to the GCI 401(k) Plan S-8).

99.5	GCI Liberty, Inc. 2018 Omnibus Incentive Plan (incorporated by reference to Annex A to GCI Liberty’s Proxy Statement on Schedule 14A filed on May 22, 2018 (File No. 001-38385)).

99.6	Liberty Broadband Corporation 2019 Omnibus Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on April 18, 2019 (File No. 001-36713)).

99.7	Amendment to The Liberty Broadband Corporation 2019 Omnibus Incentive Plan.

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on December 22, 2020.

LIBERTY BROADBAND CORPORATION

By:	/s/ Renee L. Wilm
Name:	Renee L. Wilm
Title:	Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on December 22, 2020.

GCI 401(k) PLAN

By:	/s/ Susan Varra
Name:	Susan Varra
Title:	Plan Committee Member

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Renee L. Wilm, Craig Troyer, Brittany A. Uthoff and Katherine C. Jewell as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John C. Malone
John C. Malone	Chairman of the Board and Director	December 22, 2020

/s/ Gregory B. Maffei	Director, Chief Executive Officer and	December 22, 2020
Gregory B. Maffei	President (Principal Executive Officer)

/s/ Brian J. Wendling
Brian J. Wendling	Chief Accounting Officer and Principal Financial Officer (Principal Financial and Principal Accounting Officer)	December 22, 2020

/s/ Gregg L. Engles
Gregg L. Engles	Director	December 22, 2020

/s/ Julie D. Frist
Julie D. Frist	Director	December 22, 2020

/s/ Richard R. Green
Richard R. Green	Director	December 22, 2020

/s/ Sue Ann Hamilton
Sue Ann Hamilton	Director	December 22, 2020

/s/ J. David Wargo
J. David Wargo	Director	December 22, 2020

/s/ John E. Welsh III
John E. Welsh III	Director	December 22, 2020